Exhibit 5

Our ref	DIC/RBG001.0094
Your ref	-

The Royal Bank of Scotland Group plc RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ	2 March 2012

Dear Sirs

We are Solicitors in Scotland and have been asked by The Royal Bank of Scotland Group plc (the Company) to provide this opinion in connection with the registration under the U.S. Securities Act of 1933, as amended (the Securities Act), of the following Ordinary Shares of 25 pence each of the Company (together the New Ordinary Shares) pursuant to the registration statement on Form S-8 (the 2012 Registration Statement) filed under the Securities Act with the Securities and Exchange Commission (SEC) on 7 March 2012:

1.                                      450,000,000 Ordinary Shares in connection with the RBS/RBS NV 2010 Long Term Incentive Plan (the LTIP); and

2.                                      970,209,225 Ordinary Shares in connection with the RBS/ABN AMRO 2010 Deferral Plan (the Deferral Plan).

We have examined the 2012 Registration Statement.  In addition, we have examined such other documents and have made such further examinations and enquiries as we have deemed necessary to enable us to express the opinions set forth herein.  We have assumed that, prior to the issue of the New Ordinary Shares, any requisite increase in the Company’s authorised ordinary share capital and grant of directors’ authority to allot ordinary shares will be effected by means of a resolution or resolutions duly passed by the shareholders of the Company in a general meeting, and that any conditions necessary for such a resolution(s) to take effect will be duly fulfilled.

Based on the foregoing, we are of the opinion that so far as the law of Scotland at the date hereof is concerned:

1                               The Company is a public limited company duly incorporated and not in liquidation under the laws of Scotland; and

2                               The New Ordinary Shares, when issued by the Company in accordance with the terms of the LTIP or the Deferral Plan (as the case may be) will, upon the passing of all necessary resolutions and the taking of all necessary corporate action in connection therewith, be duly authorised and validly issued and fully paid, and will not be subject to further call or contribution under the laws of Scotland.

3                               We hereby consent:

(i)                                         to the use of our name in the 2012 Registration Statement in the form and context in which it appears; and

(ii)                                      to the filing of this opinion as an exhibit to the Registration Statement.

In the giving of this consent, we do not admit that we are a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Yours faithfully

/s/ D.I. Cumming

For and on behalf of Dundas & Wilson CS LLP